As filed with the Securities and Exchange Commission on June 17, 1999

                                                   Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------


                               ALLEN TELECOM INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                                                 38-0290950
        (State or Other Jurisdiction                                          (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

                 25101 Chagrin Boulevard, Beachwood, Ohio 44122
           (Address of Principal Executive Offices Including Zip Code)

                       INDIVIDUAL STOCK OPTION AGREEMENTS
                BETWEEN ALLEN TELECOM INC. AND CERTAIN DIRECTORS
                            (Full Title of the Plan)

                 Robert A. Youdelman, Executive Vice President,
                 Chief Financial Officer and Assistant Secretary
                               Allen Telecom Inc.
                   25101 Chagrin Blvd., Beachwood, Ohio 44122
                     (Name and Address of Agent For Service)
                                 (216) 765-5800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of                   Amount to be               Proposed Maxi-            Proposed Maxi-             Amount of
Securities to              Registered (1)(2)          mum Offering              mum Aggregate              Registration
be Registered                                         Price Per Share (3)       Offering Price (3)         Fee

--------------------------------------------------------------------------------------------------------------------------------

Common Shares, par value
$1.00 per share            206,000                    $9.03                       $1,854,000                 $515.41

Preferred Stock Purchase
Rights                     206,000

================================================================================================================================

(1) Each share of Common Stock, $1.00 par value per share ("Common Stock") includes one Series C Junior Participating Preferred Stock Purchase Right ("Right"). Each Right, when exercisable, entitles the holder to purchase 0.01 (subject to adjustment in certain events) share of Series C Junior Participating Preferred Stock of the Allen Telecom Inc. Such Rights are not currently exercisable or transferrable independently of the shares of Common Stock.

(2) Pursuant to Rule 416 of the Securities Act of 1933 ("Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the individual stock option agreements between Allen Telecom Inc. and certain directors.

(3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange, Composite Transaction Tape on June 11, 1999, within five business days prior to filing.


                         Exhibit Index Appears on Page 6

                                     Part II


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Allen Telecom Inc. (the "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

         (c)      Registrant's Current Report on Form 8-K dated March 1, 1999;
                  and

         (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-3 filed by the Registrant on May 6, 1998 and declared effective on May 29, 1998 (Registration No. 33-51969) and the description of the Rights contained in the Registrant's Registration Statement on Form 8-A filed January 9, 1998 (File No. 1-6016) and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers, employees and agents of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations.

         The By-Laws, as amended and restated, and the Second Restated Certificate of Incorporation of the Registrant provide that directors and officers shall be indemnified against liabilities arising from their service as directors and officers to the fullest extent permitted by law.

         The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities. The Registrant has also entered into agreements which provide for the indemnification of its directors and certain officers against such liabilities to the fullest extent permitted by law.


Item 7.  Exemption from Registration Claims
         ----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         4(a) Second Restated Certificate of Incorporation (filed as Exhibit 4(a) to Registrant's Registration Statement No. 333-51739 on Form S-8 filed on May 4, 1998, and incorporated herein by reference).

         4(b) By-laws, as amended and restated through February 16, 1999 (filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

         4(c) Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock (filed as Exhibit 4(c) to Registrant's Registration Statement No. 333-51739 on Form S-8 filed on May 4, 1998, and incorporated herein by reference).

         4(d) Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent (filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A filed January 9, 1998 and incorporated herein by reference).

         4(e) Form of Non-Qualified Option to Purchase Stock granted to certain directors of the Registrant on February 19, 1997, February 16, 1999 and April 30, 1999 (filed as Exhibit Number 10(q) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 (Commission file number 1-6016) and incorporated herein by reference).

         5 Opinion of Counsel of McDara P. Folan, III, regarding the legality of the securities being registered.

         23(a) Consent of Independent Accountants, PricewaterhouseCoopers LLP, to the incorporation by reference in this registration statement of their reports on the consolidated financial statements and the financial statement schedule included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

         23(b)    Consent of Counsel (included in Exhibit 5).


Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on June 16, 1999.

                           ALLEN TELECOM INC.



                       By: /s/  Robert G. Paul
                           -----------------------------------------------------
                           Robert G. Paul, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                    Title                                      Date
                 ---------                                    -----                                      ----
/s/  Robert G. Paul                        President, Chief Executive Officer and
------------------------------------------ Director (Principal Executive Officer)                    June 16, 1999
Robert G. Paul

/s/  Robert A. Youdelman                   Executive Vice President, Chief                           June 16, 1999
------------------------------------------ Financial Officer and Assistant
Robert A. Youdelman                        Secretary (Principal Financial Officer)

/s/  James L. LePorte, III                 Vice President - Finance and Controller                   June 16, 1999
------------------------------------------ (Principal Accounting Officer)
James L. LePorte, III

/s/  Philip Wm. Colburn                    Chairman of the Board and Director                        June 16, 1999
------------------------------------------
Philip Wm. Colburn

/s/  Jill K. Conway                        Director                                                  June 16, 1999
------------------------------------------
Jill K. Conway

/s/  J. Chisholm Lyons                     Vice Chairman of the Board and                            June 16, 1999
------------------------------------------ Director
J. Chisholm Lyons

/s/  John F. McNiff                        Director                                                  June 16, 1999
------------------------------------------
John F. McNiff

/s/  Charles W. Robinson                   Director                                                  June 16, 1999
------------------------------------------
Charles W. Robinson

/s/  Martyn F. Roetter                     Director                                                  June 16, 1999
------------------------------------------
Martyn F. Roetter

/s/  Gary B. Smith                         Director                                                  June 16, 1999
------------------------------------------
Gary B. Smith

                                  EXHIBIT INDEX
                                  -------------


         4(a) Second Restated Certificate of Incorporation (filed as Exhibit 4(a) to Registrant's Registration Statement No. 333-51739 on Form S-8 filed on May 4, 1998, and incorporated herein by reference).

         4(b) By-laws, as amended and restated through February 16, 1999 (filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

         4(c) Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock (filed as Exhibit 4(c) to Registrant's Registration Statement No. 333-51739 on Form S-8 filed on May 4, 1998, and incorporated herein by reference).

         4(d) Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent (filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A filed January 9, 1998 and incorporated herein by reference).

         4(e) Form of Non-Qualified Option to Purchase Stock granted to certain directors of the Registrant on February 19, 1997, February 16, 1999 and April 30, 1999 (filed as Exhibit Number 10(q) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 (Commission file number 1-6016) and incorporated herein by reference).

         5 Opinion of Counsel of McDara P. Folan, III, regarding the legality of the securities being registered.

         23(a) Consent of Independent Accountants, PricewaterhouseCoopers LLP, to the incorporation by reference in this registration statement of their reports on the consolidated financial statements and the financial statement schedule included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

         23(b)    Consent of Counsel (included in Exhibit 5).